UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 7, 2011 (January 3, 2011)

ALR TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-30414
(Commission File No.)

3350 Riverwood Pkwy
Suite 1900
Atlanta, Georgia 30339
(Address of principal executive offices and Zip Code)

(678) 881-0002
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 3, 2011, ALR Technologies Ltd. (the “Company”) entered into an agreement with Christine Kan (the “Creditor”) for additional financing through its existing line of credit borrowing arrangement. The Creditor has granted the Company an increase in the borrowing limit from$1,000,000 to $2,000,000 On May 25, 2010, the Company and the Creditor agreed to terms on line of credit arrangement for $1,000,000.

The line of credit will continue to bear simple interest at 1% per month on the borrowed balance, is due on demand and is secured by a general security agreement over all the tangible and intangible assets of the Company.

In exchange for providing the increased borrowing limit, the Creditor has been granted 20,000,000 stock options of the Company exercisable at $0.05 per share expiring November 29, 2015.

Also as consideration for providing this additional financing, the Company has modified the terms of 10,000,000 stock options granted to the Creditor on March 7, 2010 (reported on our Form 10-Q for the period ended March 31, 2010) and modified August 8, 2010 (reported on our Form 10-Q for the period ended September 30, 2010). The terms have been modified as follows:

•	Increased the number of stock options granted from 10,000,000 to 20,000,000
•	Reduced the exercise price of the 20,000,000 stock options granted from $0.10 per share to $0.05 per share.

The Creditor is the wife of Sidney Chan the Chairman and Chief Executive Officer of the Company.

The Company owes the Creditor approximately $3,500,000 in promissory note payables, line of credit arrangements and other debts at December 31, 2010.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On January 3, 2011, ALR Technologies Ltd. (the “Company”) entered into an agreement with Christine Kan (the “Creditor”) for additional financing through its existing line of credit borrowing arrangement. The Creditor has granted the Company an increase in the borrowing limit from$1,000,000 to $2,000,000 On May 25, 2010, the Company and the Creditor agreed to terms on line of credit arrangement for $1,000,000.

The line of credit will continue to bear simple interest at 1% per month on the borrowed balance, is due on demand and is secured by a general security agreement over all the tangible and intangible assets of the Company.

In exchange for providing the increased borrowing limit, the Creditor has been granted 20,000,000 stock options of the Company exercisable at $0.05 per share expiring November 29, 2015.

Also as consideration for providing this additional financing, the Company has modified the terms of 10,000,000 stock options granted to the Creditor on March 7, 2010 (reported on our Form 10-Q for the period ended March 31, 2010) and modified August 8, 2010 (reported on our Form 10-Q for the period ended September 30, 2010). The terms have been modified as follows:

•	Increased the number of stock options granted from 10,000,000 to 20,000,000
•	Reduced the exercise price of the 20,000,000 stock options granted from $0.10 per share to $0.05 per share.

The Creditor is the wife of Sidney Chan the Chairman and Chief Executive Officer of the Company.

The Company owes the Creditor approximately $3,500,000 in promissory note payables, line of credit arrangements and other debts at December 31, 2010.

ITEM 9.01       EXHIBITS AND FINANCIAL STATEMENTS.

Exhibit	Document Description

10.1	Credit Agreement with Christine Kan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 7th day of January, 2011.

ALR TECHNOLOGIES INC.

BY:	LAWRENCE WEINSTEIN
Lawrence Weinstein
President, Chief Operating Officer and a member of the Board of Directors